Exhibit 1.01

Conflict Minerals Report
as required by Items 1.01 and 1.02 of Form SD

The Conflict Mineral Report for BorgWarner Inc. ("BorgWarner", "we") is provided in accordance with Rule 13p-1 under the Securities and Exchange Commission Act of 1934 for the reporting period January 1, 2017 to December 31, 2017. We maintained a cross-functional Conflict Minerals ("CM") team, reviewed BorgWarner's CM statement and carried out a process to contact suppliers of materials identified using BorgWarner's Enterprise Approved Sourcing List ("the EASL"), supplemental supplier data and experience gained in earlier years of CM reporting.

During September 2017, BorgWarner acquired Sevcon, Inc. (“Sevcon”). Sevcon was a Delaware corporation, publicly traded and formerly listed on NASDAQ. Sevcon was previously obligated to file a Form SD and to report concerning its use of 3TG. Former Sevcon’s in-scope suppliers were added to BorgWarner’s Conflict Minerals processes in 2017 and are coverd by this report.

Based on the data collected from our processes, BorgWarner has no information that 3TG necessary to the functionality or production of our products financed or benefited armed groups in the Democratic Republic of the Congo ("DRC") or an adjoining country that shares an internationally recognized border with the DRC (the "Conflict Region").

1.	Company and Products Overview

BorgWarner is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. Our products help improve vehicle performance, propulsion efficiency, stability and air quality. These products are manufactured and sold worldwide, primarily to original equipment manufacturers (“OEMs”) of light vehicles (passenger cars, sport-utility vehicles ("SUVs"), vans and light trucks). The Company's products are also sold to other OEMs of commercial vehicles (medium-duty trucks, heavy-duty trucks and buses) and off-highway vehicles (agricultural and construction machinery and marine applications). We also manufacture and sell our products to certain Tier One vehicle systems suppliers and into the aftermarket for light, commercial and off-highway vehicles. The Company operates manufacturing facilities serving customers in Europe, the Americas and Asia, and is an original equipment supplier to every major automotive OEM in the world.

The Company reports its results under two reporting segments: Engine and Drivetrain. The Engine Segment develops and manufactures products to improve fuel economy, reduce emissions and enhance performance. Increasingly stringent regulation of, and consumer demand for, better fuel economy and emissions performance are driving demand for the Engine Segment's products in combustion, hybrid and electric propulsion systems. The Engine Segment's technologies include: turbochargers, eBoosters, timing systems, emissions systems, thermal systems, and gasoline ignition technology. The Drivetrain Segment develops and manufactures products to improve fuel economy, reduce emissions and enhance performance in combustion, hybrid and electric vehicles. The Drivetrain Segment’s technologies include: rotating electrical components, power electronics, clutching systems, control modules and all-wheel drive (“AWD”) systems, and electric motors for hybrid and electric vehicles.

2.	Management Systems

2.1    Conflict Minerals Statement

BorgWarner is committed to continuing to operate in a socially responsible manner and expects suppliers throughout its supply chain to supply products and materials from socially responsible sources. To that end, the Company has developed a conflict minerals statement that has been provided to all suppliers and can be found on our internet website at www.borgwarner.com.

2.2    Internal Management Team

BorgWarner's cross-functional team to address CM reporting is composed of representatives from Global Supply Chain Management, Finance, Sales and Marketing, Information Technology, and Law.

3.	Steps Taken to Determine Origin of Tin, Tantalum, Tungsten, and/or Gold in the Supply Chain

•	BorgWarner reviewed its standard purchase order terms and conditions and concluded that those requirements encompass supplier responsibility to provide CM reporting information.

•	The EASL and other supplier data were reviewed and refined by each manufacturing plant on a Company-wide basis.

•
Each year since 2015, BorgWarner removed from its inquiry list those suppliers who certified for two consecutive years that the products they supply to BorgWarner do not contain 3TG. Accordingly, the Global Supply Chain Management team determined that approximately 800 direct material suppliers of BorgWarner should respond to CM information requests for 2017.

•
To determine whether necessary 3TG in our products originated in the Conflict Region, we retained Assent Compliance (“Assent”), our third party service provider, to assist us in reviewing our supply chain. We provided a list of in scope suppliers to Assent for loading to the Assent Compliance Manager tool (“ACM”). .

•	Follow-up questions were submitted to suppliers through early 2018 to better understand whether products they supply to us contain 3TG, and if so, to better trace the origin of those materials.

BorgWarner used the Conflict Minerals Reporting Template (“CMRT”) version 5.0 or higher to conduct a survey of all in scope suppliers. During the supplier survey, we contacted suppliers via the ACM, an SaaS platform provided by Assent that enables its users to complete and track supplier communications as well as allow suppliers to upload completed CMRTs directly to the platform for assessment and management. The use of the CMRT allowed for some elimination of irrelevant suppliers. Specifically, question 1 of the CMRT asks suppliers whether any of the 3TGs they use are necessary to the functionality or production of their products. We also periodically reviewed the supplier list to ensure that irrelevant or “out of scope” suppliers were removed from the survey process. We conducted this analysis based on the following criteria:

•	The company supplies packaging only (excluding labels)

•	The company supplies us with items that do not end up in our products (including equipment used to make our products)

•	The company is a test lab

•	The company is a service provider only

In accordance with OECD Guidelines, it is important to understand risk levels associated with 3TG in the supply chain. Smelters or refiners not being certified DRC-Conflict Free pose a risk to the supply chain. Certain of the responses provided by suppliers to the CMRT included the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the Responsible Minerals Initiative (RMI) and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by RMI.

Each facility that meets the RMI’s definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on 3 scoring criteria:

•	Geographic proximity to the DRC and covered countries;

•	Responsible Minerals Assurance Process (RMAP) audit status;

•	Known or plausible evidence of unethical or conflict sourcing.

Based on this criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV - CID002587

•	African Gold Refinery Limited (AGR) - CID003185

•	Kaloti Precious Metals - CID002563

•	Universal Precious Metals Refining Zambia - CID002854

•	Fidelity Printers and Refiners - CID002515

•	Sudan Gold Refinery - CID002567

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our third-party vendor, Assent, submissions that included any of the above facilities immediately received instructions to the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to BorgWarner, and escalating up to removal of these high risk smelters from their supply chain.

Smelters and Refiners

Attached as Appendix A is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI. Since most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Appendix A actually processed the 3TGs contained in our products. Therefore, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed 3TG contained in our products.

From the responses that we received, we identified X smelters that potentially posed a risk. These concerns stem from location of the facilities and claims that fall outside of the scope of the Conflict Minerals Rule. For suppliers that identified these specific smelters of concern on their CMRT, we created a new escalation plan. These suppliers were contacted by Assent and BorgWarner to evaluate whether or not these smelters could be connected to BorgWarner’s products. The suppliers were asked to complete a product-level, rather than a company level, CMRT to better identify the connection to products that they supply. Other suppliers were evaluated internally to determine if they were in fact still active suppliers.

4.	Results for Calendar Year 2017

•
Based on responses provided to our Reasonable Country of Origin Inquiry, we have no information that 3TG necessary to the functionality or production of our products financed or benefited armed groups in the Conflict Region.

5.	Steps BorgWarner Has Taken or Will Take Since the End of Calendar Year 2017

•
Based on our evaluation of a supplier's response, we may conduct a more thorough due diligence inquiry, which may include follow-up questions to the supplier and the supplier's sub-suppliers within the supply chain, a review of any mine or smelter certification, a review of specifications and similar activities designed to determine the source of 3TG and whether that source directly or indirectly aids armed groups in the Conflict Region.

•
BorgWarner engages with suppliers directly to request that they complete a valid CMRT for the products that they supply to us. With respect to the OECD requirement to strengthen engagement with suppliers, BorgWarner has developed an internal procedure that includes steps of supplier engagement escalation such as in-person meetings and corrective actions. Feedback from this engagement has allowed us to oversee improvements in supplier responses and supplier compliance for this initiative.

•	BorgWarner will continue to monitor the state of conflict in the Conflict Region and the availability of conflict-free smelters.

Due to the breadth and complexity of BorgWarner’s products and respective supply chain, it will take time for many of our suppliers to verify the origin of 3TG in the products they supply to us. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard Responsible Minerals Initiative - RMI Responsible Minerals Assurance Process - RMAP, and continuing our outreach efforts, we hope to further develop information from our downstream suppliers.

This Conflict Minerals Report was not subjected to an independent private sector audit.

Appendix A

Metal	Standard Smelter Name	Smelter ID	RMI Audit Status
Gold	Abington Reldan Metals, LLC	CID002708	Not Enrolled
Gold	Advanced Chemical Company	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
Gold	Al Etihad Gold LLC	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Conformant
Gold	Asahi Pretec Corp.	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
Gold	Asahi Refining USA Inc.	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Not Enrolled
Gold	AU Traders and Refiners	CID002850	Conformant
Gold	Aurubis AG	CID000113	Conformant
Gold	Bangalore Refinery	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
Gold	Boliden AB	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
Gold	Caridad	CID000180	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
Gold	Cendres + Métaux S.A.	CID000189	Conformant
Gold	Chimet S.p.A.	CID000233	Conformant
Gold	Chugai Mining	CID000264	Not Enrolled
Gold	Daejin Indus Co., Ltd.	CID000328	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Not Enrolled
Gold	DODUCO Contacts and Refining GmbH	CID000362	Conformant
Gold	Dowa	CID000401	Conformant
Gold	DSC (Do Sung Corporation)	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd.	CID000425	Conformant
Gold	Elemetal Refining, LLC	CID001322	Not Enrolled
Gold	Emirates Gold DMCC	CID002561	Conformant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	Not Enrolled
Gold	Geib Refining Corporation	CID002459	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CID002312	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Not Enrolled
Gold	HeeSung	CID000689	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
Gold	Istanbul Gold Refinery	CID000814	Conformant
Gold	Italpreziosi	CID002765	Conformant
Gold	Japan Mint	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Conformant
Gold	JSC Uralelectromed	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
Gold	Kaloti Precious Metals	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	CID000956	Not Enrolled
Gold	Kazzinc	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	CID001029	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Not Enrolled
Gold	L'azurde Company For Jewelry	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Not Enrolled
Gold	L'Orfebre S.A.	CID002762	Active
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Not Enrolled
Gold	Marsam Metals	CID002606	Conformant
Gold	Materion	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
Gold	Metalor Technologies S.A.	CID001153	Conformant
Gold	Metalor USA Refining Corporation	CID001157	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
Gold	Modeltech Sdn Bhd	CID002857	Active
Gold	Morris and Watson	CID002282	Not Enrolled
Gold	Morris and Watson Gold Coast	CID002866	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Not Enrolled

Gold	Nihon Material Co., Ltd.	CID001259	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	CID000493	Conformant
Gold	PAMP S.A.	CID001352	Conformant
Gold	Pease & Curren	CID002872	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
Gold	PX Précinox S.A.	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Not Enrolled
Gold	Remondis Argentia B.V.	CID002582	Active
Gold	Republic Metals Corporation	CID002510	Conformant
Gold	Royal Canadian Mint	CID001534	Conformant
Gold	SAAMP	CID002761	Conformant
Gold	Sabin Metal Corp.	CID001546	Not Enrolled
Gold	Safimet S.p.A	CID002973	Conformant
Gold	SAFINA A.S.	CID002290	Active
Gold	Sai Refinery	CID002853	Not Enrolled
Gold	Samduck Precious Metals	CID001555	Conformant
Gold	SAMWON Metals Corp.	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	CID002777	Conformant
Gold	Schone Edelmetaal B.V.	CID001573	Conformant
Gold	SEMPSA Joyería Platería S.A.	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Not Enrolled
Gold	Sudan Gold Refinery	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
Gold	SungEel HiTech	CID002918	Conformant
Gold	T.C.A S.p.A	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Not Enrolled
Gold	Tony Goetz NV	CID002587	Not Enrolled
Gold	TOO Tau-Ken-Altyn	CID002615	Not Enrolled

Gold	Torecom	CID001955	Conformant
Gold	Umicore Brasil Ltda.	CID001977	Conformant
Gold	Umicore Precious Metals Thailand	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
Gold	Universal Precious Metals Refining Zambia	CID002854	Not Enrolled
Gold	Valcambi S.A.	CID002003	Conformant
Gold	Western Australian Mint trading as The Perth Mint	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
Tantalum	Asaka Riken Co., Ltd.	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant
Tantalum	D Block Metals, LLC	CID002504	Conformant
Tantalum	Duoluoshan	CID000410	Not Enrolled
Tantalum	Exotech Inc.	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Conformant
Tantalum	H.C. Starck Co., Ltd.	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant
Tantalum	H.C. Starck Inc.	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
Tantalum	KEMET Blue Metals	CID002539	Conformant
Tantalum	KEMET Blue Powder	CID002568	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	Conformant
Tantalum	LSM Brasil S.A.	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
Tantalum	NPM Silmet AS	CID001200	Conformant
Tantalum	Power Resources Ltd.	CID002847	Conformant

Tantalum	QuantumClean	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Conformant
Tantalum	Taki Chemicals	CID001869	Conformant
Tantalum	Telex Metals	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	Conformant
Tin	Alpha	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
Tin	China Tin Group Co., Ltd.	CID001070	Conformant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	Not Enrolled
Tin	CV Ayi Jaya	CID002570	Conformant
Tin	CV Dua Sekawan	CID002592	Conformant
Tin	CV Gita Pesona	CID000306	Conformant
Tin	CV Tiga Sekawan	CID002593	Conformant
Tin	CV United Smelting	CID000315	Conformant
Tin	CV Venus Inti Perkasa	CID002455	Conformant
Tin	Dowa	CID000402	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Not Enrolled
Tin	EM Vinto	CID000438	Conformant
Tin	Estanho de Rondônia S.A.	CID000448	Not Enrolled
Tin	Fenix Metals	CID000468	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	Conformant
Tin	Gejiu Jinye Mineral Company	CID002859	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Not Enrolled
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Conformant
Tin	Metallic Resources, Inc.	CID001142	Conformant
Tin	Metallo Belgium N.V.	CID002773	Conformant
Tin	Metallo Spain S.L.U.	CID002774	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Conformant
Tin	Minsur	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Conformant

Tin	Modeltech Sdn Bhd	CID002858	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
Tin	Operaciones Metalurgical S.A.	CID001337	Conformant
Tin	PT Aries Kencana Sejahtera	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
Tin	PT Babel Inti Perkasa	CID001402	Conformant
Tin	PT Bangka Prima Tin	CID002776	Conformant
Tin	PT Bangka Tin Industry	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	CID001421	Conformant
Tin	PT Bukit Timah	CID001428	Conformant
Tin	PT DS Jaya Abadi	CID001434	Conformant
Tin	PT Eunindo Usaha Mandiri	CID001438	Conformant
Tin	PT Inti Stania Prima	CID002530	Conformant
Tin	PT Karimun Mining	CID001448	Conformant
Tin	PT Kijang Jaya Mandiri	CID002829	Conformant
Tin	PT Lautan Harmonis Sejahtera	CID002870	Conformant
Tin	PT Menara Cipta Mulia	CID002835	Conformant
Tin	PT Mitra Stania Prima	CID001453	Conformant
Tin	PT O.M. Indonesia	CID002757	Conformant
Tin	PT Panca Mega Persada	CID001457	Conformant
Tin	PT Premium Tin Indonesia	CID000313	Conformant
Tin	PT Prima Timah Utama	CID001458	Conformant
Tin	PT Refined Bangka Tin	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
Tin	PT Sukses Inti Makmur	CID002816	Conformant
Tin	PT Sumber Jaya Indah	CID001471	Conformant
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Conformant
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	CID001490	Conformant
Tin	PT Tommy Utama	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
Tin	Rui Da Hung	CID001539	Conformant
Tin	Soft Metais Ltda.	CID001758	Conformant
Tin	Super Ligas	CID002756	Not Enrolled
Tin	Thaisarco	CID001898	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CID002180	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Conformant
Tungsten	ACL Metais Eireli	CID002833	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Active
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	Conformant
Tungsten	Hydrometallurg, JSC	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
Tungsten	Kennametal Fallon	CID000966	Conformant
Tungsten	Kennametal Huntsville	CID000105	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
Tungsten	Moliren Ltd	CID002845	Conformant
Tungsten	Niagara Refining LLC	CID002589	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Conformant
Tungsten	Unecha Refractory metals plant	CID002724	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	Conformant
Tungsten	Woltech Korea Co., Ltd.	CID002843	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	Conformant